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                                                                   EXHIBIT 10.27


                   AGREEMENT ON SALES AND MAINTENANCE OF MASTS
                  AND MAINTENANCE OF ANTENNAS AND FEEDER LINES

         This Agreement is executed by and between the following two parties on August 1, 2000 in Shijiazhuang:

PARTY A: HEBEI PROVINCIAL POSTS AND TELECOMMUNICATIONS EQUIPMENT AND MACHINERY
         PLANT
Legal representative: Liang Shuchen
Legal Address: 21 Qi Yi Dong Lu, Baoding, Hebei

PARTY B: HEBEI MOBILE COMMUNICATION COMPANY LIMITED
Legal representative: Zhang Liande
Legal Address: 220 Qing Yuan Jie, Shijiangzhuang, Hebei

WHEREAS:

1. In order to develop its mobile communications business and expand its scope of services, Party B needs to purchase from Party A masts and needs Party A to provide services of mast design, manufacturing, installation and maintenance as well as antenna and feeder line maintenance services.

2. Party A agrees to sell to Party B masts required by Party B and provide Party B with services of mast design, manufacturing, installation and maintenance as well as antenna and feeder line maintenance services in accordance with the terms and conditions of this Agreement.

         THEREFORE, Party A and Party B have reached the following agreement in the principle of mutual benefit and reciprocity through friendly consultations.

                      ARTICLE ONE SERVICES; SUBJECT MATTER

1.1. The services to be provided by Party A hereunder shall include the design, manufacturing and installation of masts and maintenance of antennas and feeder lines.

1.2. The Maintenance Services refer to maintenance to be provided by Party A for masts, antennas and feeder lines in respect of which Party A enjoys the property rights.

1.3. The subject matter to be sold by Party A to Party B shall be masts for communications use and the relevant parts and components.



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                          ARTICLE TWO PRICE AND PAYMENT

2.1. Specifications and prices of the masts and parts and components hereunder are set forth in the relevant appendices hereto. Such prices shall be paid in Renminbi. The Parties hereby confirm that the relevant prices shall be agreed upon by them on the basis of the market price.

2.2. Party A shall charge Party B the mast design, manufacturing, installation and maintenance fees as agreed upon by the Parties in this Agreement.

2.3. The standards of the mast manufacturing, installation and maintenance fess shall be as follows:

         The installation and manufacturing fees shall be charged on the basis of the relevant market price.

         The Mast, Antenna and Feeder Line Maintenance Fee per year is the product of the original purchase price of the masts, antennas and feeder lines under maintenance times 2% (in RMB).

2.4. Party A and Party B hereby confirm that the standards of the Maintenance Fee determined under Article 2.3 above are in compliance with the market price and the applicable national and provincial regulations. In the event of any future adjustment to such mast design, manufacturing and maintenance fees charging standards as required by applicable national or provincial regulations, the Parties shall observe the standards as adjusted.

           ARTICLE THREE PAYMENT OF MAST PURCHASE PRICE, MAST DESIGN,
                MANUFACTURING, INSTALLATION AND MAINTENANCE FEES
                  AND ANTENNA AND FEEDER LINE MAINTENANCE FEES

3.1. Party B shall pay, in accordance with the prepayment notice issued by Party A, 20% of the total contractual price (including mast manufacturing and installation fees, but excluding design fees) to Party A, as advancements under the contract, by way of bank transfer within 15 business days from the date on which the mast purchase contract is executed. Party A shall issue a valid invoice in respect thereof.

3.2. Upon receipt by Party B of the subject matter, Party B shall pay 70% of the total contractual price (excluding design fees) to Party A by way of bank transfer. Party A shall issue a valid invoice in respect thereof.

3.3. Upon inspection and testing on the masts delivered by Party A, Party B shall pay 10% of the total contractual price (excluding design fees) to Party A within 15 days from receipt of the following documents:

         (1)      A commercial invoice;





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         (2)      An inspection certificate signed by both Parties.

3.4. Party B shall prepay Party A, on or before January 15 each year, the Mast, Antenna and Feeder Line Maintenance Fee payable for the first half of the current year, and prepay on or before July 15 the Mast, Antenna and Feeder Line Maintenance Fee payable for the second half of the current year. The Mast, Antenna and Feeder Line Maintenance Fee prepayable for such period shall be determined as agreed upon by the Parties in this Agreement. The Parties shall verify the amounts of such prepaid Mast, Antenna and Feeder Line Maintenance Fee by December 15 of the preceding year and June 15 of the current year, respectively, and shall deliver a statement of such prepaid Mast, Antenna and Feeder Line Maintenance Fee by December 30 of the preceding year and June 30 of the current year, respectively, to the other Party. In the event of any discrepancy in the amounts of such prepaid Mast, Antenna and Feeder Line Maintenance Fee following such verification by the Parties, the Parties shall continue the verification until their results of such verification conform to each other. If, as the result of the circumstance referred to in the preceding sentence, the prepayment of the Mast, Antenna and Feeder Line Maintenance Fee is delayed, the time limit for such prepayment shall be postponed correspondingly.

3.5. The Parties shall verify the settlement of the Mast, Antenna and Feeder Line Maintenance Fee on a semi-annual basis, i.e., the Parties shall verify the settlement of the Mast, Antenna and Feeder Line Maintenance Fee for the second half year on or before August 15 and for the first half year on or before February 15, respectively. On the basis of such verification, overcharged Mast, Antenna and Feeder Line Maintenance Fee will be refunded and deficiencies in payment will be made up, as the case may be.

3.6. In the event of any delay in payment by Party B, it shall pay a penalty of 0.3% of the overdue amount for each day overdue.

3.7. The mast design, manufacturing and maintenance services to be provide by Party A shall start from August 1, 2000.

3.8. The design fees shall be paid by Party B to Party A in one lump sum within 15 business days from the joint review of such design.


                          ARTICLE FOUR QUALITY CONTROL

4.1. Party A hereby warrants that the masts sold to Party B will meet Party B's normal performance and safety requirements.
4.2. Party A shall establish a specialized department to address Party B's fault and breakdown reports. If Party A becomes aware of any fault or breakdown or receives a fault or breakdown report from Party B, it shall promptly provide repairing services. The time limit for such repairs shall be in accordance with the relevant maintenance procedures.
4.3. Before Party A starts any Mast Maintenance Services, the Parties shall conduct joint testing and inspection of such mast, so as to determine its conditions and quality status. Such conditions and quality status as determined by the Parties will be kept on file.






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4.4.     Party A shall provide Party B with the relevant materials, spare parts and fittings of the relevant mast.

4.5. Party A shall maintain, in accordance with the relevant maintenance procedures, masts covered by the Maintenance Services, and ensure that the Maintenance Services are provided in compliance with the relevant standards and regulations. Party A shall also maintain the normal operation of the masts under its maintenance, satisfy Party B's reasonable requirements, and provide Party B with the relevant reports and data on a timely basis.

4.6. To the extent that the Maintenance Services provided by Party A fail to meet the relevant standards and regulations (see detailed requirements in the appendix), or the normal operation of any mast is affected, 5% of the Maintenance Fee payable in the current half year for such equipment shall be deducted if the aggregate time of such failure exceeds 24 hours but less than 72 hours, or if single failure exceeding 4 hours occurs over 5 times, in such half year time; and 100% of the Maintenance Fee payable in the current half year for such communications equipment shall be deducted if the aggregate time of such failure exceeds 72 hours or single failure exceeding 12 hours occurs 3 times in such half year time.

4.7. Party A shall hold harmless from and indemnify Party B against any damages to Party B's masts due to improper maintenance and mismanagement on the part of Party A or a third party permitted by Party B, as the case may be.

4.8. Party B has the right to conduct, on a regular or irregular basis, quality inspections on the design, manufacturing, installation and maintenance services provided by Party A.

4.9. Party B shall render assistance to Party A in respect of the Maintenance Services.

 ARTICLE FIVE ADJUSTMENT TO MAST DESIGN, MANUFACTURING AND MAINTENANCE SERVICES
               AND TO ANTENNA AND FEEDER LINE MAINTENANCE SERVICES

5.1. If Party A needs to entrust a third party to maintain Party B's masts, antennas and feeder lines covered by the Maintenance Services, Party A shall notify Party B in writing in advance and obtain Party B's consent thereto. Notwithstanding the forgoing, Party A shall continue to be responsible to Party B for such services provided by such third party. Party A shall bear any and all increase in costs incurred in connection with the involvement of such third party.

                 ARTICLE SIX CANCELLATION AND TERM OF AGREEMENT

6.1. This Agreement shall come into effect on August 1, 2000, and unless agreed upon otherwise by the Parties, shall expire on July 30, 2001.

6.2. Unless a Party notifies the other Party in writing of its intention to terminate this Agreement three months prior to the expiration date hereof, this Agreement shall





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         automatically be extended for one year upon the expiration of the term.
         The times of such extension shall be unlimited.

6.3. Party A hereby acknowledges that Party B may be transformed into a wholly foreign-owned enterprise during the term of the Agreement without consent or acknowledgement by Party A either prior to or after the event, and that Party B's entire rights and obligations under the Agreement shall not be affected or changed on the ground that the nature of the company has changed into a wholly foreign-owned enterprise. Party A will acknowledge the legal status of such wholly foreign-owned enterprise in performing this Agreement.

6.4. In the event that the following conditions are not met, Hebei Mobile Communication Company Limited shall be entitled to terminate this Agreement at any time. After the termination of this Agreement, the Parties shall cease to enjoy any rights or assume any obligations under this Agreement or in connection with its termination, except the rights and obligations that have incurred under this Agreement prior to such termination.

         (1) China Mobile (Hong Kong) Limited ("CMHK") shall have been granted relevant waivers by the Stock Exchange of Hong Kong Limited ("HKSE") for CMHK's connected transactions in accordance with the listing rules of HKSE; and

         (2) The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules of HKSE shall have approved relevant transactions.

                          ARTICLE SEVEN CONFIDENTIALITY

         Neither Party may, without the other Party's written consent, provide or disclose to any other organizations or persons any data or information with regard to the operations of such other Party.

                ARTICLE EIGHT LIABILITIES FOR BREACH OF CONTRACT

         Any failure of either Party to perform any of the terms hereunder shall be deemed as breach of contract. Upon confirmation of occurrence of a breach, the breaching Party shall, within ten days of receiving a written notice from the non-breaching Party explaining the circumstances of the breach, correct the breach and make written notification to the non-breaching Party to the same effect; in the event that within the ten-day period the breaching Party fails to correct the breach or render any explanation in writing, the other Party shall have the right to terminate the Agreement prior to its expiration upon written notice to the breaching Party, in which case the breaching Party shall be responsible to compensate all the economic losses thus sustained by such other Party. In the event that one Party believes that the breach is nonexistent, both Parties shall consult with each other and try to resolve the issues thus caused. Should no resolution be reached through consultations, the issue shall be resolved in accordance with the dispute resolution clause herein.





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                           ARTICLE NINE FORCE MAJEURE

9.1 Any event or circumstance beyond the reasonable control of a Party and unavoidable by the affected Party by exercise of due care shall be deemed as an "event of Force Majeure" and shall include, but not limited to, earthquake, fire, explosion, storm, flood, lightning or war.

9.2 Neither Party shall bear any liability for breach of contract if it fails to perform all or any of its obligations hereunder as a result of an event of Force Majeure. However, the Party or Parties affected by an event of Force Majeure shall, within fifteen days of the occurrence of such event, notify the other Party of the details of such event of Force Majeure along with the relevant proof.

9.3 A Party/the Parties shall resume the performance of its/their obligations hereunder after the effects of such event of Force Majeure have been eliminated.

                ARTICLE TEN GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Any dispute arising from or in connection with the validity, interpretation or performance of this Agreement shall be resolved by the Parties through consultations. If no resolution can be reached through consultations, either Party may submit such dispute to the Shijiazhuang Arbitration Commission for arbitration in accordance with its then effective arbitration rules. Once Hebei Mobile Communication Company Limited is transformed into a wholly foreign-owned enterprise, the dispute resolution institution shall be automatically changed to China International Economic and Trade Arbitration Commission and any dispute shall be resolved in accordance with its then effective arbitration rules in Beijing. The award of such arbitration shall be final and binding upon the Parties.

10.2 Except for matters under arbitration, the remaining part of the Agreement shall be in effect during the time of arbitration.

               ARTICLE ELEVEN ASSIGNMENT OF RIGHTS AND OBLIGATIONS

11.1. Neither Party may assign any or all of its rights and obligations hereunder without the other Party's written consent thereto.

                             ARTICLE TWELVE NOTICES

12.1 Any notice or other document to be given under this Agreement shall be delivered in writing and may be delivered in person, sent by registered mail or transmitted by




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         facsimile to the Parties at their legal addresses stated in this
         Agreement or any other addresses a Party may have notified the other Party in accordance with this Article.

12.2 Any notice or document shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;

         if delivered by registered mail, five (5) business days after being posted (excluding Saturdays, Sundays and public holidays); and

         if transmitted by facsimile, upon receipt, or if the time of transmission is during non-business hours, it shall be deemed to have been given at the beginning of the normal business hours of the succeeding day (excluding Saturdays, Sundays and public holidays), subject to proof by the sender or confirmation from the facsimile machine used for such transmission that a satisfactory transmission has been completed.

                         ARTICLE THIRTEEN MISCELLANEOUS

13.1 During the performance of this Agreement, any provision that may become invalid or unenforceable will not affect the validity of any other provisions hereof.

13.2 Without both Parties' confirmation, neither Party may modify or amend this Agreement. Any matter not covered herein may be supplemented, explained, and interpreted in a supplementary agreement or appendix to be entered into by the Parties.

13.3 This Agreement is signed in four counterparts. Each Party will keep two copies, and all copies shall be signed by the legal representative or authorized representative of each Party or affixed with its official seal. All appendices and supplementary agreements hereto shall constitute an integral part of, and have the same force and effect as, this Agreement

PARTY A: HEBEI PROVINCIAL POST AND           PARTY B: HEBEI MOBILE COMMUNICATION
         TELECOMMUNICATIONS EQUIPMENT AND             COMPANY LIMITED
         MACHINERY FACTORY

By:          s/ Liang Shuchen              By:        s/ Zhang Liande
   -----------------------------------        ----------------------------------
    Legal or authorized representative        Legal or authorized representative





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